UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The 2023 ETF Series Trust II

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
c/o Foreside Management Services, LLC Three Canal Plaza, Suite 100 Portland, ME 04101 (Address of Principal Executive Offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
GMO Beyond China ETF	NYSE Arca, Inc.	99-4460140
GMO International Quality ETF	NYSE Arca, Inc.	99-4478973
GMO International Value ETF	NYSE Arca, Inc.	99-4479488
GMO Systematic Investment Grade Credit ETF	NYSE Arca, Inc.	99-4499806
GMO U.S. Value ETF	NYSE Arca, Inc.	99-4500215

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-274096

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333- 274096; 811- 23895), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001104659-24-089465 on August 14, 2024, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibits

A	Certificate of Trust of The 2023 ETF Series Trust II (the “Registrant” or the “Trust”), dated June 13, 2023, as filed with the State of Delaware on June 14, 2023, is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 21, 2023.

B.1	Declaration of Trust of the Registrant, dated June 13, 2023, is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on August 21, 2023.

B.2	Amended and Restated Declaration of Trust of the Registrant, dated August 21, 2023, is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on October 11, 2023.

B.3	Second Amended and Restated Declaration of Trust of the Registrant, dated October 13, 2023, is incorporated herein by reference to Exhibit (a)(4) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC on October 26, 2023.

C.	Registrant’s Bylaws, dated June 13, 2023, are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-274096 and 811-23895), as filed with the SEC via EDGAR (Accession No. 0001398344-23-015328) on August 21, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 25, 2024	The 2023 ETF Series Trust II

	By:	/s/ Trent Statczar
Trent Statczar
President (Principal Executive Officer)